Exhibit 32.2

MUNICIPAL MORTGAGE & EQUITY, LLC

 CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the “Company”), on Form 10-Q for the period ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisa Roberts, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2013

/s/ Lisa M. Roberts
Lisa M. Roberts
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Municipal Mortgage & Equity, LLC and will be retained by Municipal Mortgage & Equity, LLC and furnished to the Securities and Exchange Commission or its staff upon request.